Exhibit 4.2















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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


                                 TDS Capital II


                         Dated as of February 10, 1998


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                                TABLE OF CONTENTS

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         Section 1.1.  Definitions........................................1
         Section 1.2.  Interpretation.....................................4

                                   ARTICLE II
                               TRUST INDENTURE ACT

         Section 2.1.  Trust Indenture Act; Application...................4
         Section 2.2.  Lists of Holders of Preferred Securities...........5
         Section 2.3.  Reports by the Guarantee Trustee...................5
         Section 2.4.  Periodic Reports to Guarantee Trustee..............5
         Section 2.5.  Evidence of Compliance with Conditions
                        Precedent.........................................5
         Section 2.6.  Events of Default; Waiver..........................5
         Section 2.7.  Events of Default; Notice..........................5
         Section 2.8.  Conflicting Interests..............................6

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

         Section 3.1.  Powers and Duties of the Guarantee Trustee.........6
         Section 3.2.  Certain Rights of Guarantee Trustee................7
         Section 3.3.  Not Responsible for Recitals or Issuance
                        of Guarantee......................................9

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

         Section 4.1.  Guarantee Trustee; Eligibility.....................9
         Section 4.2.  Appointment, Removal and Resignation of
                        Guarantee Trustee.................................9

                                    ARTICLE V
                                    GUARANTEE

         Section 5.1.  Guarantee..........................................9
         Section 5.2.  Waiver of Notice and Demand........................9
         Section 5.3.  Obligations Not Affected..........................10
         Section 5.4.  Rights of Holders.................................10
         Section 5.5.  Guarantee of Payment..............................11
         Section 5.6.  Subrogation.......................................11
         Section 5.7.  Independent Obligations...........................11


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                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1.  Limitation of Transaction.........................11
         Section 6.2.  Ranking...........................................12

                                   ARTICLE VII
                                   TERMINATION

         Section 7.1.  Termination.......................................12

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1.  Exculpation.......................................12
         Section 8.2.  Indemnification...................................12

                                   ARTICLE IX
                              SUCCESSOR CORPORATION

         Section 9.1.  Guarantor May Consolidate, Etc....................13
         Section 9.2.  Successor Corporation Substituted.................14
         Section 9.3.  Evidence of Consolidation, Etc. to
                        Trustee..........................................14

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 10.1.  Successors and Assigns...........................15
         Section 10.2.  Amendments.......................................15
         Section 10.3.  Notices..........................................15
         Section 10.4.  Benefit..........................................16
         Section 10.5.  Governing Law....................................16



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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


                  THIS PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Guarantee Agreement"), dated as of February 10, 1997, is executed and delivered by TELEPHONE AND DATA SYSTEMS, INC., an Iowa corporation (the "Guarantor"), and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of TDS Capital II, a Delaware statutory business trust (the "Issuer").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 10, 1998, among the trustees of the Issuer, the Guarantor as Sponsor and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof $150,000,000 aggregate stated liquidation amount of its 8.04% Trust Originated Preferred Securities (the "Preferred Securities"); and

                  WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  Section 1.1. Definitions. In this Guarantee Agreement, unless the context other wise requires: (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1; (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout; and (c) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

Affiliate:

                  The term "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933 or any successor rule thereunder.

Business Day:

                  The term "Business Day" means any day other than a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or required by any applicable law to close.

Common Securities:



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                  The term "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

Covered Person:

                  The term "Covered Person" means any Holder or beneficial owner of Preferred Securities.

Event of Default:

                  The term "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

Guarantee Payments:

                  The term "Guarantee  Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Subordinated Debentures to the Holders in exchange for Preferred Securities as provided in the Declaration), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

Guarantee Trustee:

                  The term "Guarantee Trustee" means The First National Bank of Chicago, as trustee under this Guarantee Agreement, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Guarantee Trustee.

Guarantor:

                  The term "Guarantor" means Telephone and Data Systems, Inc., and its successor or successors by merger, consolidation or purchase of all or substantially all of its assets.

Holder:

                  The term "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

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Indemnified Person:

                  The term "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

Indenture:

                  The term "Indenture" means the Indenture dated as of October 15, 1997, between the Guarantor (the "Debenture Issuer") and The First National Bank of Chicago, as trustee, and any amendment thereto and any indenture supplemental thereto pursuant to which certain unsecured subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

Majority in liquidation amount of the Securities:

                  The term "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or maturity, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

Officer's Certificate:

                  The term "Officer's Certificate" means, with respect to any Person, a certificate signed by an authorized officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                           (a) a statement  that each such  officer  signing the
                  Officer's Certificate has read the covenant or condition and the definition relating thereto;

                           (b) a brief  statement of the nature and scope of the
                  examination or investigation undertaken by each such officer in rendering the Officer's Certificate;

                           (c) a statement  that each such officer has made such
                  examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether, in the opinion of each
                  such officer, such condition or covenant has been complied with.

Person:

                  The term "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint stock company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.


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Responsible Officer:

                  The term "Responsible Officer", when used with respect to the Guarantee Trustee, means the Chairman of the board of directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of that officer's knowledge of and familiarity with the particular subject.

Subordinated Debentures:

                  The term "Subordinated Debentures" means the series of unsecured subordinated debt securities of the Guarantor designated the 8.04% Junior Subordinated Deferable Interest Debentures due March 31, 2038 held by the Property Trustee of the Issuer.

Successor Guarantee Trustee:

                  The term "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

Trust Indenture Act:

                  The term "Trust Indenture Act" means the Trust Indenture Act of 1939.

                  Section 1.2. Interpretation. Each definition in this Guarantee Agreement includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Guarantee Agreement as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Guarantee Agreement. References to Articles and Sections mean the Articles and Sections of this Guarantee Agreement unless otherwise specified.


                                   ARTICLE II
                               TRUST INDENTURE ACT

                  Section 2.1.  Trust Indenture Act; Application.

                  (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.


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                  Section 2.2.  Lists of Holders of Preferred Securities.

                  (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date, (i) within ten Business Days after January 1 and June 30 of each year, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee, provided that the Guarantor shall not be obligated to provide such List of Holders at any time when the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

                  Section 2.3. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  Section 2.4. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                  Section 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

                  Section 2.6. Events of Default; Waiver. The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  Section 2.7.  Events of Default; Notice.

                  (a) The Guarantee Trustee shall, within 90 days after a Responsible Officer has knowledge of the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or

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Responsible  Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

                  Section 2.8. Conflicting Interests. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

                  Section 3.1.  Powers and Duties of the Guarantee Trustee.

                  (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Holder of Preferred Securities exercising the rights of such Holder pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:


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                                    (A)  the  duties  and   obligations  of  the
                  Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                                    (B) in the  absence of bad faith on the part
                  of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                           (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                         (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                         (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  Section 3.2.  Certain Rights of Guarantee Trustee.

                  (a) Subject to the provisions of Section 3.1:

                            (i) The  Guarantee  Trustee  may rely  and  shall be
         fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.


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                            (ii)  Any   direction   or  act  of  the   Guarantor
         contemplated   by  this  Guarantee   Agreement  shall  be  sufficiently
         evidenced by a direction or an Officer's Certificate.

                           (iii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

                           (v) The Guarantee Trustee may consult with counsel and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                           (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall, however, relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                           (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security or other papers or documents, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Guarantee Trustee or its agents

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         hereunder shall bind the Holders of the Preferred  Securities,  and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party
         shall be  required  to inquire  as to the   authority of the  Guarantee
         Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                           (x) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy
         or right or taking such other  action  until such   instructions  are
         received, and (iii) shall be protected in acting in accordance with such instructions.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                  Section  3.3.  Not  Responsible  for  Recitals  or Issuance of
Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

                     Section 4.1.  Guarantee Trustee; Eligibility.

                    (a) There shall at all times be a Guarantee Trustee which shall:

                            (i)  not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible so to act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 4.2. Appointment, Removal and Resignation of Guarantee Trustee.

                  (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V
                                    GUARANTEE

                  Section 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  Section 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  Section 5.3. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver,  by operation of law or  otherwise, of the  performance  or  observance  by the  Issuer of any  express  or
         implied  agreement,  covenant,  term  or   condition  relating  to the
         Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Subordinated Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  Section 5.4.  Rights of Holders.

                  (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

                  (b) If the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person.

                  Section 5.5. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection.

                  Section 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  Section 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

                  Section 6.1. Limitation of Transaction. So long as any Preferred Securities remain outstanding, if there shall have occurred and be continuing an Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Guarantor common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or any other contractual obligations of the Guarantor (other than a contractual obligation ranking pari passu, with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of Company capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of Company capital stock or (iii) the purchase of fractional interests in shares of Company capital stock pursuant to the conversion or exchange provisions of such Company capital stock or the security being converted or exchanged), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Subordinated Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Guarantee Agreement and other guarantee agreements entered into by the Guarantor with respect to preferred securities of any Affiliate of the Guarantor).

                  Section 6.2. Ranking. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Subordinated Debentures, except those liabilities of the Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE VII
                                   TERMINATION

                  Section 7.1. Termination. This Guarantee Agreement shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Subordinated Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  Section 8.1.  Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

                  Section 8.2.  Indemnification.

                  (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

                  (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

                  (c)  The   provisions   of  this  Section  8.2  shall  survive
termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.


                                   ARTICLE IX
                              SUCCESSOR CORPORATION

                  Section 9.1. Guarantor May Consolidate, Etc. Nothing contained in this Guarantee Agreement shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Guarantor or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Guarantor or its successor or successors) authorized to acquire and operate the same provided that (a) any Person formed in such consolidation or into which the Company is merged or to which the Company has sold, conveyed, transferred or otherwise disposed of its properties as an entirety or substantially as an entirety is an entity validly existing under the laws of the jurisdiction of its organization and such Person assumes the Company's obligations under this Guarantee Agreement and (b) immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; provided, further, the Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, performance and observance of all the covenants and conditions of this Guarantee Agreement to be paid, performed or observed by the Guarantor shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Guarantor shall have been merged, or by the entity which shall have acquired such property; and provided further that, if the Person formed in such consolidation or into which the Company is merged or to which the Company has sold, conveyed, transferred or otherwise disposed of its properties as an entirety or substantially as an entirety is not organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, the supplemental indenture described in this Section 9.1 shall also contain the following provisions:

                  "(a)     [Such Person] hereby agrees to pay to the holders of
         Trust Securities any additional amounts as may be necessary in order that every net payment or other amount due on the Trust Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such holder of Trust Securities (except for a tax, assessment or charge imposed solely as a result of a connection between the recipient and the jurisdiction imposing such tax, assessment or charge) by reason of or as a result of such payment or other amount being paid by an entity which is not an entity existing under the laws of the United States or any state thereof or the District of Columbia, will not be less than the amount provided for in the Indenture, the Trust Securities, the Guarantee Agreement or this Supplemental Indenture, as the case may be, to be then due and payable.

                  (b) Any litigation based hereon, or arising out of, under, or in connection with, the Guarantee Agreement and/or this Supplemental Indenture or any other document relating hereto or thereto, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Trustee or [such Person] shall be brought and maintained exclusively in the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois; provided, however, that any suit seeking enforcement against any property may be brought at Trustee's or [such Person's] option, in the courts of any jurisdiction where such property may be found. [Such Person] hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the United States District Court for the Northern District of Illinois for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. [Such Person] further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Illinois. [Such Person] hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that [such Person] has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, [such Person] hereby irrevocably waives such immunity in respect of its obligations under the Guarantee Agreement and this Supplemental Indenture."

                  Section 9.2.  Successor Corporation Substituted.

                  (a)  In  case  of  any  such  consolidation,   merger,   sale,
conveyance, transfer or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment, performance and observance of all of the covenants and conditions of this Guarantee Agreement to be paid, performed or observed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named as the Guarantor herein.

                  (b) Nothing contained in this Guarantee Agreement shall prevent the Guarantor from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Guarantor).

                  Section 9.3. Evidence of Consolidation, Etc. to Trustee. The Trustee, subject to the provisions of Section 3.01, may receive an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  Section 10.1. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

                  Section 10.2. Amendments. Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case, no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of at least 66-2/3% in liquidation amount of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Preferred Securities apply to the giving of such approval.

                  Section 10.3. Notices. All notices provided for in this Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                           The First National Bank of Chicago
                           One First National Plaza, Suite 0126
                           Chicago, Illinois  60670-0126
                           Attention:  Corporate Trust Administration


                  (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                           Telephone and Data Systems, Inc.
                           30 N. LaSalle Street
                           Chicago, Illinois 60602
                           Attention:  President and Chief Executive Officer

                  (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  Section 10.4. Benefit. This Guarantee Agreement is solely for the benefit of the Holders of the Preferred Securities and, subject to
Section 3.1(a), is not separately transferable from the Preferred Securities.

                  Section 10.5. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                           TELEPHONE AND DATA SYSTEMS, INC.


                                           By: _______________________
                                               Title:


                                           THE FIRST  NATIONAL BANK OF
                                           CHICAGO,    Not    in   its
                                           individual   capacity   but
                                           solely as Guarantee Trustee



                                           By: _______________________
                                               Title: